UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by Registrant	☑

Filed by Party other than Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

Cocrystal Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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$_____ per share as determined under Rule 0-11 under the Exchange Act.
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Cocrystal Pharma, Inc.
19805 North Creek Parkway
Bothell, Washington 98011
(425) 398-7178

To The Shareholders of Cocrystal Pharma, Inc.:

We are pleased to invite you to attend the Special Meeting of the Shareholders of Cocrystal Pharma, Inc., which will be held at 10:00 a.m. local time on March 3, 2015 at Cocrystal’s headquarters located at the address above, in order to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 200 million to 800 million shares.

Cocrystal’s Board of Directors has fixed the close of business on January 5, 2015 as the record date for a determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on March 3, 2015: This Proxy Statement is available at: www.proxyvote.com

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:00 a.m. Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the Internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Gary Wilcox
Gary Wilcox
Chief Executive Officer

Dated: January 7, 2015

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Cocrystal Pharma, Inc.
19805 North Creek Parkway
Bothell, Washington 98011
(425) 398-7178

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Cocrystal Pharma, Inc., a Delaware corporation, which we refer to as “Cocrystal” or the “Company,” in connection with the solicitation of proxies by our Board of Directors, which we refer to as the “Board,” for use at the Special Meeting of Shareholders to be held at 10:00 a.m. local time on March 3, 2015 at Cocrystal’s headquarters located at the address above. The proxy materials relating to the meeting are first being mailed to shareholders entitled to vote at the meeting on or about January 8, 2015.

Who is Entitled to Vote?

Our Board has fixed the close of business on January 5, 2015 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Special Meeting or any adjournment thereof. On the record date, there were 122,493,690 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding. Each share of Cocrystal common stock represents one vote that may be voted on each matter that may come before the meeting.  Each share of Cocrystal preferred stock votes on an as converted basis.  Each share of Cocrystal’s Series A Preferred Stock (“Series A”) converts into 340.7608 shares of common stock and each share of Cocrystal’s Series B Preferred Stock (“Series B”) converts into 205.08308640 shares of common stock.  If the Proposal (described below) is approved, all Series A and Series B will automatically convert.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Equity Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by Cocrystal.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Special Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date. Please see below for instructions on how to vote at the Special Meeting if your shares are held in street name.

How Do I Vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.
2.	Vote by phone. Call 1 (800) 690-6903 and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Special Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

What Constitutes a Quorum?

To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the record date, are represented in person or by proxy. Shares owned by Cocrystal are not considered outstanding or considered to be present at the Special Meeting. Abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Cocrystal is unable to obtain a Quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the Proposal by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit solicitation of proxies.

Is the Proposal Considered “Routine” or “Non-Routine”?

The Proposal is considered routine.  Therefore, there will be no “broker non-votes” in connection with the Special Meeting.

How are abstentions treated?

Abstentions only have an effect on the outcome of any matter being voted on that requires the approval based on our total voting stock outstanding. Thus, abstentions have an adverse effect on the Proposal.

How Many Votes are Needed for the Proposal to Pass, is Broker Discretionary Voting Allowed and what is the effect of an abstention?

Proposal	Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions on the Proposal
To approve the amendment to the Certificate of Incorporation to Increase the Authorized Shares	Majority of the voting power of each of: (i) the common stock, (ii) the Series A and (iii) the Series B	Yes	Vote against

What Are the Voting Procedures?

You may vote in favor of the Proposal or against the Proposal, or you may abstain from voting on the Proposal. You should specify your respective choice on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Corporate Secretary of Cocrystal, by delivering a proxy card dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Cocrystal Pharma, Inc., 19805 North Creek Parkway Bothell, Washington 98011, Attention: Corporate Secretary.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Cocrystal. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What Happens if Additional Matters are Presented at the Special Meeting?

We are not aware of any other business to be acted upon at the Special Meeting. If you submit a signed proxy card, the persons named as proxy holders, Messrs. Wilcox and Schinazi, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Cocrystal stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: Cocrystal Pharma, Inc., 9805 North Creek Parkway Bothell, Washington 98011, (425) 398-7178.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Cocrystal shareholders with respect to the Proposal brought before the Special Meeting.

Interest of Officers and Directors in Matters to Be Acted Upon

Except with respect to Dr. Raymond Schinazi and the individuals listed below, none of the officers or directors have any interest in the Proposal.  Dr. Schinazi, who is Co-Chairman of the Board beneficially owns 798,747 shares of Series A.

As described below under “Proposal”, Dr. Schinazi would be unable to convert his Series A until such time as Cocrystal increases its authorized capital.  However, Dr. Schinazi and the other Series A holders would be provided certain benefits (which are described below) if Cocrystal does not increase its authorized capital by certain dates beginning July 1, 2015.

Additionally, certain other officers and directors of Cocrystal beneficially own Series B shares.  The Series B shares may not be converted until such time as Cocrystal increases its authorized shares of common stock to permit full conversion of all of the Series B outstanding.  The table below details the Series B ownership.

Officer/Director	No. of Shares of Common Stock underlying Series B (1)

Dr. Gary Wilcox	16,835,237
Dr. Sam Lee	15,287,847
Dr. Phillip Frost	87,726,389
Dr. Jane Hsiao	5,496,654
Steven Rubin	109,920

(1)	Please refer to the Voting Securities and Principal Holders Thereof Table on page 6 for a further description of the individuals beneficial ownership.

If the Proposal is approved, all of the outstanding Series A and Series B will automatically convert into shares of Cocrystal common stock.

The Board Recommends that Shareholders Vote “For” the Proposal.

PROPOSAL

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 200 MILLION TO 800 MILLION SHARES

Our Board adopted a resolution to amend our Certificate of Incorporation, which we refer to as “Certificate,” to increase the number of shares of common stock that we are authorized to issue from 200,000,000 to 800,000,000 shares and has directed that the proposed amendment be submitted to our shareholders for their approval and adoption. The amendment will not change the number of shares of preferred stock that are authorized, and the total authorized shares will be increased from 205,000,000 to 805,000,000. The form of the amendment is attached as Annex A to this Proxy Statement.

Purpose and Effect

We may issue shares of capital stock to the extent such shares have been authorized under our Certificate. Our Certificate currently authorizes us to issue up to 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. No shares of our common stock are held in treasury.  As of the record date, we currently have: (i) 122,493,690 shares common stock outstanding, (ii) 340,760,802 shares issuable upon conversion of Series A, and (iii) 205,083,086 shares issuable upon conversion of Series B.  If the Proposal is approved by our shareholders, we will file an amendment with the Delaware Secretary of State which will result in the automatic conversion of all outstanding shares of preferred stock to common stock.  Following such automatic conversion, our common stock would be the only class of stock outstanding and no further shares of preferred stock would remain outstanding.

The 1,000,000 shares of Series A outstanding were issued in connection with the acquisition of RFS Pharma, LLC (“RFS”), a privately owned biotech company founded by renowned drug developer, Dr. Raymond Schinazi.  The Series A shares automatically convert into shares of Cocrystal’s common stock at an initial rate of 340.760802 shares for each share of Series A outstanding at such time that Cocrystal has taken action to obtain sufficient authorized capital (the “Capital Increase”) to convert all outstanding shares of Series A and all outstanding shares of Cocrystal’s Series B.  If Cocrystal has not affected the Capital Increase by July 1, 2015, the amount of common stock into which the Series A is convertible (the “Conversion Amount”) will increase by 3% of the initial rate, and will continue to increase by an additional 1% of the rate in effect as of the July 1, 2015 adjustment on the first day of each subsequent month until Cocrystal effects the Capital Increase.  Beginning on November 25, 2015, the Series A can be redeemed for a cash payment (the “Conversion Price”) equal to (i) the Conversion Amount in effect at the time of such calculation, multiplied by (ii) the volume-weighted average trading price of the Cocrystal’s common stock over the 30 days preceding the transaction. In the event of Cocrystal’s dissolution, change of control or similar event, holders of the Series A shares are entitled to a liquidation preference equal to the Conversion Price. Beginning July 1, 2015, if the Series A remains outstanding, shares of Series A will begin to accrue dividends at the rate of 12% per year of the Conversion Price, subject to monthly adjustment for increases in the Conversion Amount.  Approval of the Proposal will enable us to effectuate the Capital Increase and avoid an increased Conversion Amount and other potential events described in this paragraph.

In connection with the RFS transaction, Cocrystal, RFS, and certain shareholders including directors and officers of Cocrystal entered into a Stockholders Agreement.  As part of that Agreement, these parties agreed to vote in favor to take action to effect the Capital Increase described above.  These parties represent approximately 26% of the voting power of the common stock and more than a majority of each of the Series A and the Series B.

Although we have no agreements to issue common stock in the future, we expect that we will need additional shares of common stock to grant options to existing and future Cocrystal employees as well as for other corporate purposes in order to grow our business.

Possible Anti-Takeover Effects of the Amendment

The proposed amendment to our Certificate is not being recommended in response to any specific effort of which our Board is aware to obtain control of Cocrystal, and our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover.  Under our Certificate, our shareholders do not have preemptive rights with respect to our common stock. Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

The Board recommends a vote “For” the Proposal.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the record date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our named executive officers and (iv) all of our executive officers and directors of Cocrystal as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Cocrystal Pharma, Inc., 19805 North Creek Parkway Bothell, Washington 98011.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)
Directors and Executive Officers:

Common Stock	Gary Wilcox (2)	16,835,237	2.5%
Common Stock	Sam Lee (3)	15,287,847	2.3%
Common Stock	Raymond Schinazi (4)	272,955,523	40.8%
Common Stock	David Block (5)	0	0%
Common Stock	Phillip Frost (6)	100,269,114	15.0%
Common Stock	Jane Hsiao (7)	5,496,654	*
Common Stock	Jeffrey Meckler (8)	100,000	*
Common Stock	Steven Rubin (9)	639,920	*

Common Stock	All directors and executive officers as a group (9 persons)	411,584,295	61.6%

5% Stockholders:

Common Stock	Frost Gamma Investments Trust (10)	100,269,114	15.0%
Common Stock	OPKO Health, Inc. (11)	54,589,542	8.2%

* Less than 1%.

(1)  Applicable percentages are based on (i)  122,493,690 shares of common stock outstanding, (ii) 340,760,802 shares of common stock underlying outstanding Series A (which vote on an as converted basis) and (iii) 205,083,086 shares of common stock underlying outstanding Series B (which vote on an as converted basis) as of the record date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, and preferred stock currently exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, preferred stock, options, and warrants exercisable or convertible into common stock and vested or vesting within 60 days. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.  Each share of Series A converts into 340.7608 shares of common stock and each share of Series B converts into 205.08308640 shares of common stock.

(2)  Dr. Wilcox is an executive officer and a director.  Represents shares of shares of common stock issuable upon conversion of Series B.

(3)  Dr. Lee is an executive officer.  Represents shares of common stock issuable upon conversion of Series B.

(4)  Dr. Schinazi is a director.  Represents 269,114,822 shares of common stock underlying Series A and 3,840,701 shares of common stock underlying vested stock options.

(5)  Dr. Block is a director.

(6)  Dr. Frost is a director.  Includes: (i) 12,342,725 shares of common stock, (ii) 87,726,389 shares of common stock issuable upon conversion of Series B and (iii) 200,000 warrants held by Frost Gamma Investments Trust. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of the securities held by Frost Gamma Investments Trust.

(7)  Dr. Hsiao is a director.  Represents shares of common stock issuable upon conversion of Series B held by Hsu Gamma Investment, L.P, for which Dr. Hsiao serves as General Partner.

(8)  Mr. Meckler is a director.  Represents shares of common stock.

(9)  Mr. Rubin is a director. Represents 530,000 shares of common stock and 109,920 shares of common stock issuable upon conversion of Series B.

(10)  Dr. Frost has voting and investment control over the securities held by Frost Gamma Investments Trust.  See Footnote 6 above.  Includes: (i) 12,342,725 shares of common stock, (ii) 87,726,389 shares of common stock issuable upon conversion of Series B and (iii) 200,000 warrants all of which are held by Frost Gamma Investments Trust.     Address is 4400 Biscayne Boulevard, Miami, FL 33137.

(11)  While Dr. Frost is the Chief Executive Officer and Chairman of OPKO Health, Inc., he does not hold voting and investment control over the securities held by OPKO Health, Inc. and he disclaims beneficial ownership of the securities held OPKO Health, Inc.   Includes 1,000,000 warrants and 34,893,241 shares of common stock issuable upon conversion of Series B.  Address is 4400 Biscayne Boulevard, Miami, FL 33137.

OTHER MATTERS

Cocrystal has no knowledge of any other matters that may come before the Special Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, Cocrystal will cancel your previously submitted proxy.

Annex A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF COCRYSTAL PHARMA, INC.

Cocrystal Pharma, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1.           Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of each of the outstanding common stock and of Series A Preferred Stock and Series B Preferred Stock of the Company.

2.           Section 4 of the Certificate of Incorporation is amended to read as follows:

The total number of shares of stock of all classes and series the Company shall have authority to issue is 805,000,000 shares consisting of (i) 800,000,000 shares of common stock, par value of $0.001 per share and (ii) 5,000,000 shares of preferred stock, par value $0.001 with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a certificate of designation as required by the Delaware General Corporation Law.

3.           This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the _____ day of __________2015 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the ___ day of March, 2015.

COCRYSTAL PHARMA, INC.

By:
GARY WILCOX CHIEF EXECUTIVE OFFICER

A-1

COCRYSTAL PHARMA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS – MARCH 3, 2015 AT 10 AM

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1 (800) 690-6903
INTERNET:	https://www.proxyvote.com

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MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE  New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 201___

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

The shareholder(s) hereby appoints Gary Wilcox and Raymond Schinazi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of Cocrystal Pharma, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholder(s) to be held at 10 a.m., local  time on March 3, 2015, at 19805 North Creek Parkway, Bothell, Washington 98011, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the Proposal. If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Proposal:
1. To approve the amendment to Cocrystal’s Certificate of Incorporation to increase the authorized common stock to 800 million.	FOR ☐ AGAINST ☐ ABSTAIN ☐

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